UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2003

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective November 21, 2003, Ernst & Young, LLP (“E&Y”) resigned as independent accountants for U.S. Home Systems, Inc. (the “Company”).

The Audit Committee of the Board of Directors has extended an offer of engagement to a national firm to replace E&Y. The Company anticipates it will announce the engagement of the new audit firm within five business days.

E&Y audited the Company’s financial statements for the fiscal years ended December 31, 2001 and 2002. E&Y reports for the periods did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and 2002 and the interim period from January 1, 2003 through November 21, 2003, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their report. In addition, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2002 and 2001 and the interim period from January 1, 2003 through September 30, 2003.

The Company has provided E&Y with a copy of the disclosures contained herein, and has requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of E&Y’s letter is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
16.1	Letter from Ernst & Young, LLP addressed to United States Securities and Exchange Commission dated December 1, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on December 1, 2003 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross

Murray H. Gross President and Chief Executive Officer

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INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
16.1	Letter from Ernst & Young, LLP addressed to United States Securities and Exchange Commission dated December 1, 2003.

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